Exhibit 99.1

Primis Financial Corp. Announces Sale-Leaseback Transaction

Accretive to TBV by 13.2% and Recurring Earnings by 15.0%

For immediate release

Monday, December 8, 2025

McLean, Virginia, December 8, 2025 – Primis Bank (the “Bank”), the wholly-owned subsidiary of Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), today announced it has entered into a sale-leaseback transaction covering 18 branch properties. The transaction itself has a pre-tax gain of $50 million and provided the Bank a unique opportunity to restructure several areas of the balance sheet, improve operating earnings and build capital levels to support the growth expected in 2026 and 2027.

Dennis J. Zember, Jr., President and Chief Executive Officer of the Company stated, “This transaction as we close out 2025 is the finishing touch on a great year of repositioning the Company. We have rebuilt tangible book value and capital levels by realizing some embedded gains and strengthened the earnings outlook materially with 12 months of profitable growth and now this restructure. Because of this transaction, we are starting 2026 with the capital we need to support several mature strategies that are growing revenue with very little operating expense burden.”

On a net basis, after restructuring charges and deal expenses, the Company expects a gain of $38 million after tax or $1.54 per share. The impact on the Company’s key ratios is seen below (against reported 3Q25 results and assuming full implementation of restructuring which is expected to be complete in the first quarter of 2026):

Consolidated Impact	Reported 3Q25	Impacts of Restructure	Proforma 3Q25	% Change
ROAA	0.70%	0.10%	0.80%	14.3%
ROTCE	9.45%	0.16%	9.61%	1.7%
Net Interest Margin	3.18%	0.28%	3.46%	8.8%
Efficiency Ratio	79.0%	-2.0%	77.0%	(2.5%)
Tangible Book Value	$11.71	$1.54	$13.25	13.2%

TCE / TA	7.48%	0.95%	8.43%	12.7%
CET1 – Consolidated	8.62%	0.70%	9.32%	8.1%
CET1 – Bank	10.14%	0.70%	10.84%	6.9%

Sale-Leaseback Transaction:

The Company’s proceeds from the sale is approximately $58 million, resulting in a pretax gain of $48 million after transaction related expenses. Recurring rental expense is expected to increase occupancy expense by approximately $5.4 million per year, net of depreciation, which the Company expects to be offset to some degree by $1.8 million per year of earnings on the cash received at closing.

Securities Portfolio Restructuring:

The Bank intends to sell securities with a book value of approximately $144 million and a weighted average yield of 1.92% at an estimated pre-tax loss of $14.8 million. Approximately $50 million of proceeds will fund near-term loan growth with the remainder reinvested in securities at approximately 4.50%. Pre-tax earnings improvement from this restructuring is estimated to be $4.3 million annually.

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Subordinated Debt Paydown and Refinance

The stronger capital position, earnings forecast and cash levels at the parent company position the Company to reduce its outstanding subordinated debt by approximately $27 million. The remainder of the subordinated debt has reduced capital advantages, is callable and currently costs approximately 9.50%. Management expects to refinance this issuance in the near future. Collectively, our subordinated debt strategies are expected to improve pre-tax earnings by approximately $3.0 million.

BOLI Restructuring

The Bank intends to restructure lower yielding BOLI assets into higher yielding policies and funding incremental required policies. The one-time costs associated with the transaction are expected to be less than $100 thousand while earnings improvement is estimated at $1.2 million annually.

Roll forward of 3Q25 Earnings

A roll forward of the Company’s earnings reflecting the expected impact of the transaction and subsequent restructuring is seen below:

Consolidated Impact	Reported 3Q25	Impacts of Restructure	Proforma 3Q25	% Change
Net Interest Income	29,032	2,231	31,263	7.7%
Provision	(49)	-	(49)	0.0%
Non-int Income	11,969	365	12,334	3.0%
Non-int Expense	32,313	1,340	33,653	4.1%
Pre-Tax Income	8,737	1,255	9,992	14.4%
Tax Expense	1,907	228	2,135	12.0%
Net Income	6,830	1,027	7,857	15.0%

About Primis Financial Corp.

As of September 30, 2025, Primis had $4.0 billion in total assets, $3.2 billion in total loans held for investment and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment; our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

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Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: instability in global economic conditions and geopolitical matters; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; the impact of tariffs, trade policies, and trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services); the Company’s ability to implement its various strategic and growth initiatives, including those discussed in this release and its recently established Panacea Financial Division, digital banking platform, V1BE fulfillment service, Mortgage Warehouse division and Primis Mortgage Company; the risks associated with the Life Premium Finance sale, including failure to achieve the expected impact to our operating results; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management’s plans for the future; credit risk associated with our lending activities; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate; acts of God or of war or other conflicts, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions; action or inaction by the federal government, including as a result of any prolonged government shutdown; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

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